Exhibit 99.1

April 27, 2022

Carlyle Credit Solutions, Inc. First Quarter 2022 Dividend & Preliminary Results

Carlyle Credit Solutions, Inc. (the “Company”) is pleased to announce guidance relating to preliminary results for the first quarter of 2022, including with respect to its dividend for the first quarter of 2022.

As previously announced, on March 25, 2022, the Company’s board of directors declared (i) a dividend of $0.50 per share of common stock (the “Q1 2022 Quarterly Dividend”) and (ii) a dividend of $0.103745 per share of common stock (the “Realized Gains Dividend”), each paid on April 18, 2022 to stockholders of record on March 25, 2022. The Q1 2022 Quarterly Dividend was covered entirely by the Company’s net investment income for the first quarter of 2022, which was consistent with the Company’s expectations, as well as undistributed taxable earnings from net investment income from previous periods. The Realized Gains Dividend comprised of cumulative realized gains which had been aggregated over the past three quarters and represents the Company’s first ever dividend from realized gains.

In addition, based on preliminary estimates, the Company’s expects its net asset value per share as of March 31, 2022 to increase slightly from the purchase price per share of $20.13 included in the tender offer for shares of the Company’s common stock launched on April 5, 2022. The slight increase is a result of investment income and investment gains seen in the last days of the quarter.

FORWARD-LOOKING STATEMENTS AND OTHER MATTERS

The Company cautions that statements in this letter which are forward-looking and provide other than historical information, including but not limited to the preliminary estimates of first quarter 2022 financial information and results, are based on current conditions and information available to the Company as of the date hereof. Although its management believes that the expectations reflected in those forward-looking statements are reasonable, the Company can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation, such factors described under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s filings with the Securities and Exchange Commission (www.sec.gov). The Company undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

The preliminary estimates of first quarter 2022 financial information and results furnished above are based on the Company’s management’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates are subject to completion of the Company’s customary period-end closing and review procedures and third-party review, including the determination of the fair value of the Company’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during the Company’s period-end closing and review procedures and third-party review, and the Company’s reported information in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 may differ from this information, and any such differences may be material.  In addition, the information furnished above does not include all of the information regarding the Company’s financial condition and results of operations for the quarter ended March 31, 2022 that may be important to readers.  As a result, readers are cautioned not to place undue reliance on the information furnished in this letter and should view this information in the context of the Company’s full first quarter 2022 results when such results are disclosed by the Company in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.  The information furnished in this letter is based on current expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.

Carlyle’ and ‘The Carlyle Group’ are registered trademarks of TC Group, L.L.C.

ABOUT CARLYLE

Carlyle (“Carlyle,” or the “Adviser”) (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $301 billion of assets under management as of December 31, 2021, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs nearly 1,850 people in 26 offices across five continents. Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.

CONTACTS:

Daniel Hahn

+1-212-813-4928

direct.lending@carlyle.com

Carlyle’ and ‘The Carlyle Group’ are registered trademarks of TC Group, L.L.C.